This instrument was prepared by the attorney referenced below in consultation with counsel admitted to practice in the state in which the property is located, and when recorded, counterparts should be returned to:

Timothy G. Little, Esq.
Shearman & Sterling
599 Lexington Avenue
New York, New York 10022

This instrument is a Mortgage, Open-End Mortgage, Advance Money Mortgage, Trust Deed, Deed of Trust, Trust Indenture, Assignment, Assignment of Rents, Security Agreement, including Fixtures, Fixture Filing and Financing Statement. This instrument encumbers property located in California, Florida, Idaho, Iowa, Montana, Nevada and Washington. Notwithstanding anything to the contrary herein contained, (a) as to any property located in the States of California, Idaho, Nevada or Washington, this instrument is, inter alia, a deed of trust; (b) as to any property located in the States of Florida or Iowa, this instrument is, inter alia, a mortgage; and (c) as to any property located in the State of Montana, this instrument is, inter alia, a trust indenture. The total outstanding principal amount of indebtedness secured by this instrument shall not exceed SIXTEEN MILLION NINE HUNDRED FORTY-NINE THOUSAND AND NO/100 DOLLARS ($ 16,949,000.00). This instrument contains after-acquired property provisions and secures obligations containing provisions for changes in interest rates, extensions of time for payment and other modifications in the terms of the obligations. The maturity date for the indebtedness secured by this instrument is April 29, 2001. To the extent this instrument is to be recorded in the State of Idaho and Nevada, it secures future advances which are obligatory subject to the provisions of the Loan Documents (as hereinafter defined). To the extent this instrument is to be recorded in the State of Idaho, this instrument is intended also to serve as a fixture, minerals and timber filing and is to be indexed as such in the real property records.
The mailing address of Mortgagee (as hereinafter defined) is DEUTSCHE BANK AG, NEW YORK BRANCH
31 West 52nd Street
New York, New York 10022

       MORTGAGE, OPEN-END MORTGAGE, ADVANCE MONEY MORTGAGE ,
     TRUST DEED, DEED OF TRUST, TRUST INDENTURE, ASSIGNMENT ,
             ASSIGNMENT OF RENTS, SECURITY AGREEMENT,
         INCLUDING FIXTURE FILING AND FINANCING STATEMENT
                        Dated June 3o,1998
                   EMERITUS PROPERTIES III, INC.
                        Grantor, Mortgagor
                                to
     the parties designated as trustees herein with respect to
                   Mortgaged Property located in
                   particular states, as Trustee
                                and
                DEUTSCHE BANK AG, NEW YORK BRANCH,
                  Mortgagee, Grantee, Beneficiary
THIS MORTGAGE, OPEN-END MORTGAGE, ADVANCE MONEY MORTGAGE, TRUST DEED, DEED OF TRUST, TRUST INDENTURE, ASSIGNMENT, ASSIGNMENT OF RENTS, SECURITY AGREEMENT, INCLUDING FIXTURES, FIXTURE FILING AND FINANCING STATEMENT (as the same may from time to time be extended, spread, split, consolidated, modified, restated and renewed, this "Mortgage") made as of June 30,1998 by EMERITUS PROPERTIES III, INC., a Washington corporation having an address c/o Emeritus Corporation, 3131 Elliot Avenue, Suite 500, Seattle, Washington 98121 ("Grantor"), to the extent the Mortgaged Property (as hereinafter defined) is located in the State of Idaho, to Chicago Title Insurance Company, a Missouri corporation having an office at 1114 N. Cole Road, Boise, Idaho 83704, and, to the extent that the Mortgaged Property is located in the State of Montana, to Chicago Title Insurance Company, a Missouri, having an address at 300 Fourth Street North, Great Falls, Montana 59403
and, to the extent that the Mortgaged Property is located in the State of California, to Chicago Title Insurance Company, a Missouri, having an address at 700 South Flower Street, Los Angeles, California 90017 and, to the extent that the Mortgaged Property is located in the State of Nevada, to United Title of Nevada, 3980 Haward Hughes Pkwy, -Las Vegas, NV 177, the
trustees hereunder to the extent that this Mortgage operates as a deed of trust (collectively, "Trustee") and to or for the benefit of, as applicable, DEUTSCHE BANK AG, a bank chartered under the laws of the Federal Republic of Germany, acting by and through its New York Branch having an address at 31 West 52"d Sheet, New York, New York 10019 being the mortgagee hereunder to the extent this Mortgage operates as a mortgage, open-end mortgage, advance money mortgage, and the beneficiary hereunder to the extent that this Mortgage operates as a deed of trust (the "Mortgagee").
WITNES SETH:
WHEREAS, pursuant to that certain Credit Agreement by and among Emeritus Properties II, Inc. ("EII"), Emeritus Properties V, Inc. ("EV"), Emeritus Properties VII, Inc. ("EVII") and the Mortgagee, dated as of April 29,1998 (the "Original Credit Agreement") as amended by that certain Amendment to Credit Agreement by and among EII, EV, EVII, Grantor and the Mortgagee, dated as of the date hereof(the "Amendment"; the Original Credit Agreement as amended by the Amendment is referred to herein as the "Credit Agreement"), a copy of each of which may be examined at reasonable times at the office of Mortgagee by persons who do or will hold an interest in the Land (as hereinafter defined) or the Improvements (as hereinafter defined)), and subject to the terms and conditions therein set forth, the Mortgagee has agreed to make a loan to Grantor in a principal amount of SIXTEEN MILLION NINE HUNDRED FORTY-NINE THOUSAND AND NO/100 DOLLARS (16,949,000.00) (the
"Loan") with a maturity date of April 29, 2001; and
WHEREAS, to evidence such indebtedness Grantor has executed and delivered the Credit Agreement and will execute and deliver a promissory note (the "Note") to the order of Mortgagee in an aggregate principal amount of equal to the Loan and issued pursuant to, and dated the same date as, the Credit Agreement and having a Maturity Date of April 29, 2001; and
WHEREAS, pursuant to the terms of the Credit Agreement, on April 29,1998, the Mortgagee made a separate loan to (a) EII in the amount of SIXTEEN MILLION THIZEE HUNDRED TWENTY-EIGHT THOUSAND
AND NO/100 DOLLARS (16,328,000.00), (b) EV, in the amount of
THIRTY ONE MILLION THREE HUNDRED SIXTY FIVE THOUSAND AND NO/100 DOLLARS (31,365,000.00) and (c) EVII (collectively, the "Other Borrowers ) in the amount of EIGHT MILLION FIVE HUNDRED THREE THOUSAND AND NO/100 DOLLARS (8,593,000.00) (collectively, the "Other Loans"); and
WHEREAS, each of the Other Loans is evidenced by a note by EII, EV or EVII, as applicable, in an aggregate principal amount equal to the Other Loans (collectively, the "Other Notes"); and
WHEREAS, in accordance with the terms of the Credit Agreement, Grantor has guaranteed the obligations of the Other Borrowers under the Other Notes (the "CrossGuaranty"); and  .
WHEREAS, the total indebtedness and liabilities to be secured by this Mortgage are as follows (all such indebtedness and liabilities or the instruments evidencing same, as applicable, being herein collectively called the "Obligations"):
(i) the aggregate principal amount of SIXTEEN MILLION NINE
HUNDRED FORTY-NINE THOUSAND AND NO/100 DOLLARS (16,949,000.00) pursuant to the Note; plus
(ii) interest on such principal amount, as provided in the Credit
Agreement; plus
(iii) the obligation of the Grantor with respect to the Cross-
Guaranty; plus
(iv) all other amounts payable and all other obligations of
Grantor under the Credit Agreement, the Note, this Mortgage, and any other document which relates to any of the Credit Agreement or the Note or any of the security therefor (as the same may be amended, modified, extended, renewed, or supplemented from time to time, all of the foregoing being herein collectively called the "Loan Documents"); and
WHEREAS, it has been agreed that the payment and performance of the Obligations shall be secured by a mortgage, open-end mortgage, advance money mortgage, trust deed, deed of trust, trust indenture, assignment, assignment of rents, security agreement, including fixtures, fixture filing and financing statement, as applicable, of certain property as hereinafter identified; and
NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to secure the punctual payment by Grantor when due, whether at stated maturity, by acceleration or otherwise, of the Obligations and the performance and observance of all other covenants, obligations and liabilities of Grantor under this Mortgage, as the same may be extended, modified or renewed or repledged, Grantor does hereby grant, bargain, sell, mortgage, warrant, convey, alien, remise, release, assign, transfer, set over, deliver, confirm and convey unto Mortgagee (where this instrument constitutes a mortgage) or Trustee (where this instrument constitute a deed of trust or trust indenture), upon the terms and conditions of this Mortgage, in trust with power of sale and right of entry as provided hereinbelow, each and all of the real properties described in the Granting Clauses herein (which, together with all other property located therein or described in the Granting Clauses herein, is hereinafter collectively called the
"Mortgaged Property").
                         GRANTING CLAUSES
(a) All plots, pieces and parcels of land more particularly described in Exhibit A attached hereto (the "Land"), together with all of the easements, rights and appurtenances now or hereafter in any way appertaining thereto, either at law or in equity, whether now owned or hereafter acquired by Grantor;
(b) All structures, buildings and improvements of every kind and description now or at any time hereafter located on the Land (the "Improvements"), together with all the estate, right, title and interest of Grantor in all fixtures and all appurtenances and additions thereto and substitutions or replacements thereof owned by Grantor and now or hereafter attached to the Premises (as hereafter defined);
(c) All right, title and interest of Grantor in and to (i) the streets, roads, sidewalks and alleys abutting the Land, (ii)
strips and gores within or adjoining the Land, (iii) the air space and right to use said air space above the Land and any transferable development or similar rights appurtenant thereto,
(iv) all rights of ingress and egress by motor vehicles to parking facilities on or within the Land, (v) all easements now or hereafter affecting the Land, (vi) all royalties and all rights appertaining to the use and enjoyment of the Land, including alley, drainage, mineral, water, oil and gas rights, (vii) all sewer rights, and (viii) all other emblements now or hereafter located on the Land or under or above the same or any part thereof, and all estates, rights, interests and appurtenances, reversions and remainders whatsoever, in any way belonging or appertaining to the Premises or any part thereof, whether now owned or hereafter acquired by Grantor;
(d) All right, title and interest of Grantor in and to all water, ditches, wells, reservoirs and drains and all water, ditch, well, reservoir and drainage rights which are appurtenant to, located on, under or above or used in connection with the Land or the Improvements, or any part thereof, whether now existing or hereafter created or acquired by Grantor;
(e) All right, title and interest of Grantor in and to all minerals, crops, timber, trees, shrubs, flowers and landscaping features now or hereafter located on, under or above the Land;
All right, title and interest of Grantor in and to all building materials, supplies and equipment now or hereafter placed on the Land or in the Improvements and all architectural renderings, models, drawings, plans, specifications, studies and data now or hereafter relating to the Land or the Improvements;
(g) All "Equipment" (as defined in the Uniform Commercial Code), now or hereafter located on, attached to or contained in or used or usable in connection with the Mortgaged Property, and shall also mean and include all of Grantor's right, title and interest in and to, all building materials, construction materials, movable (personal) property constituting furniture, fittings, appliances, apparatus, leasehold improvements, machinery, devices, interior improvements, appurtenances, equipment, plant, furnishings, fixtures, computers, electronic data processing equipment, telecommunications equipment, elevator, kitchen, medical, dental or rehabilitation fixtures, cleaning apparatus, beds, linens, televisions, carpeting, telephones, cash registers, computers, lamps, glassware, rehabilitation equipment, medical, dental, therapeutic and paramedical equipment and other fixed assets now owned or hereafter acquired by Grantor and now or hereafter used in the operation of the business conducted at the Premises, and all proceeds thereof as well as all additions to, substitutions for, replacements of or accessions to any of the items recited as aforesaid and all attachments, components, parts (including spare parts) and accessories, whether installed thereon or affixed thereto, and wherever located, now or hereafter owned by Grantor and used or intended to be used in connection with, or with the operation of, the Premises or the buildings, structures, or other improvements now or hereafter located at such Premises, or in connection with any construction being conducted or which may be conducted thereon, all regardless of whether the same are located on such Premises or are located elsewhere (including, without limitation, in warehouses or other storage facilities or in the possession of or on the premises of a bailee, vendor or manufacturer) for purposes of manufacture, storage, fabrication or transportation and all extensions and replacements to, and proceeds of, any of the foregoing. For purposes of the preceding sentence, "other fixed assets" shall also be deemed to include any and all "furniture, furnishings and equipment" of the Premises as such term is commonly understood in the assisted living care industry (including, without limitation, any and all fixtures, furnishings, equipment, furniture, and other items of corporeal (tangible) movable (personal) property now or hereafter located at the Premises or used in connection with the use, occupancy, operation and maintenance of all or any part of the Premises, other than stocks of food and other supplies held for consumption in normal operation, but including, without limitation, appliances, machinery, equipment, signs, artwork (including paintings, prints, sculpture and other fine art), office furnishings and equipment, guest room furnishings, and specialized equipment for kitchens, laundries, bars, restaurant, public rooms, health and recreational facilities, linens, dishwashers, two-way radios, all partitions, screens, awnings, shades, blinds, floor coverings, hall and lobby equipment, heating, lighting, plumbing, ventilating, refrigerating, incinerating, elevators, escalators, air conditioning and communication plants or systems with appurtenant fixtures, vacuum cleaning systems, call or beeper systems, security systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials, reservation system computer and related equipment, all equipment, manual, mechanical or motorized, for the construction, maintenance, repair and cleaning of parking areas, walks, underground ways, truck ways, driveways, common areas, roadways, highways and streets, and motor vehicles) (the items described in Granting Clauses (a) through (g) are herein collectively referred to as the "Premises");
(h) All right, title and interest of Grantor in and to all leases, subleases, lettings and, to the extent permitted by Law, licenses affecting the Premises, including, without limitation, any assignments thereof (including, without limitation, all guarantees of any such leases, assignment of leases and subleases) and, to the extent assignable, other agreements affecting the use, enjoyment or occupancy of the Mortgaged Property heretofore or hereafter entered into, and all amendments, modifications, supplements, additions, extensions and renewals thereof (the "Leases"), and all right, title and interest of Grantor in the Occupancy Agreements (as hereafter defined), and all right, title and interest of Grantor under the Leases and the Occupancy Agreements, including cash and securities deposited thereunder (as down payments, security deposits or otherwise), the right to receive and collect the rents, security deposits, income, proceeds, earnings, royalties, revenues, issues and profits
payable thereunder (including any claims (i) based on holdover by any lessee, (ii) for damages sustained by Grantor or (iii) arising under any federal, state or other law as a result ofor in connection with the bankruptcy or insolvency, of any lessee) and the rights to enforce, whether at law or in equity or by any other means, all provisions and options thereof or thereunder (all of the foregoing hereinafter collectively referred to as the "Rents") and the right to apply the same to the payment and performance of the Obligations;
(i) All rights, dividends and/or claims of any kind whatsoever relating to the Premises (including damage, secured, unsecured, lien, priority and administration claims); together with the right to take any action or file any papers or process in any court of competent jurisdiction, which may in the opinion of Mortgagee be necessary to preserve, protect, or enforce such rights or claims, including the filing of any proof of claim in any insolvency proceeding under any state, federal or other laws and any rights, claims or awards accruing to or to be paid to Grantor in its capacity as landlord under the Leases;
(j) All right, title and interest of Grantor in and to any insurance policies covering the Mortgaged Property, including, without limitation, all proceeds thereof and any unearned premiums on any insurance policies covering the Mortgaged Property, including, without limitation, the right to receive and apply the proceeds of any insurance judgments, or settlements made in lieu thereof, for damage to the Mortgaged Property or any part thereof, subject to and in accordance with the terms and conditions of the Leases;
(k) Subject to the terms and provisions of this Mortgage, the right, in the name and on behalf of Grantor, to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to commence any action or proceeding to protect the interest of Mortgagee in the Mortgaged Property or any part thereof;
(I) All of the right, title and interest of Grantor in and to all franchises, trade names, trademarks, symbols, service marks, books, records, plans and specifications, contracts, licenses, approvals, consents, subcontracts, service contracts, management contracts, permits and other agreements of any nature whatsoever now or hereafter obtained or entered into by Grantor, or any manager of the Mortgaged Property on behalf of Grantor, with respect to the use, occupation, development, construction and/or operation of the Mortgaged Property or any part thereof or the activities conducted thereon or therein, or otherwise pertaining to the Mortgaged Property or any part thereof;
(m) All accounts receivable, contract rights, interests, estate or other claims, both in law and in equity, which Grantor now has or may hereafter acquire in the Mortgaged Property or any part thereof, and all reserve accounts, accounts for the deposit, collection and/or disbursement of Rents and other accounts now or hereafter in existence with respect to the Loan;
(n) All rights which Grantor now has or may hereafter acquire, to be indemnified and/or held harmless from any liability, loss, damage, costs or expense (including, without limitation, attorneys' fees and disbursements) relating to the Mortgaged Property or any part thereof;
(o) All appurtenances in respect of or otherwise relating to the Leases, including, but not limited to, all the estate and rights of the Grantor of, in and to (i) all modifications, extensions and renewals of the Leases and all rights to renew or extend the term thereof, (ii) all of Grantor's rights, if any, pertaining to deposits of the lessee under the Leases (including lessee security deposits, if any), (iii) all the right or privilege of the Grantor to terminate, cancel, abridge, surrender, merge, modify or amend the Leases and (iv) any and all possessory rights of the Grantor and other rights and/or privileges of possession, including, without limitation, the Grantor's right to elect to take possession of the Mortgaged Property;
(p) All of the Grantor's claims and rights to damages and any other remedies in connection with or arising from the rejection ofthe Leases by the lessee or any trustee, custodian or receiver pursuant to the U.S. Bankruptcy Code, as amended (the "Bankruptcy Code") in the event that there shall be filed by or against the Lessee any petition, action or proceeding under the Bankruptcy
Code or under any other similar federal or state law now or
hereafter in effect;
All present and future monetary deposits given by Grantor to any public or private utility with respect to utility services furnished to any part of the Premises or the Improvements;
(r) All right, title and interest of Grantor in and to all refunds and rebates of taxes and assessments relating to the Premises and Improvements (except to the extent such refunds and rebates relate to taxes or assessments paid by the lessee under the Leases);
(s) All right, title and interest of Grantor in and to all proceeds, products, substitutions and accessions (including claims and demands therefor) of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, the proceeds of insurance and condemnation awards; and
(t) All other or greater rights and interests of every nature in the Premises and in the possession or use thereof and income therefrom, whether now owned or hereafter acquired by Grantor. TOGETHER with all right, title and interest of Grantor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, any of the foregoing hereafter acquired by, or released to, Grantor or constructed, assembled or placed by Grantor on the Premises and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assemblage, placement or conversion, as the case may be, and in each such case, without any further mortgage, conveyance, assignment or other act by Grantor, shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by Grantor and specifically described herein. Notwithstanding anything to the contrary herein contained,
(i) to the extent the Mortgaged Property is located in any of the following states, this Mortgage shall be deemed to be and shall be enforceable as a mortgage, assignment, assignment of rents, fixture filing and financing statement: the states of Florida or
Iowa;
(ii) to the extent that the Mortgaged Property is located in any of the following states, this Mortgage shall be deemed to be and shall be enforceable as a deed of trust, assignment, assignment of rents, fixture filing and financing statement: the states of California, Idaho, Nevada or Washington; or
(iii) to the extent that the Mortgaged Property is located in the State of Montana, this Mortgage shall be deemed to be and shall be enforceable as a trust indenture pursuant to Part 3 of Chapter 1, Title 71 of the Montana Code Annotated (the Small Tract Financing Act of Montana), and Grantor represents and warrants that the Land located in the State of Montana does not exceed thirty (30) acres. Wherever herein contained, the phrase "Trustee and/or Mortgagee"
or any similar phrase (1) shall be deemed to refer to Trustee for the benefit of Mortgagee, as beneficiary, to the extent the Mortgaged Property is located in any of the states listed in subsection (ii) above and (2) shall be deemed to refer to
Mortgagee to the extent the Mortgaged Property is located in any of the states listed in subsection (i) above and Trustee shall have no rights, powers or obligations in those states. To the extent the Mortgaged Property is located in any of the states listed in subsection (ii) above, references to Mortgagee shall, if the context so requires, be deemed to be references to Mortgagee, as beneficiary.
To the extent any of the foregoing Mortgaged Property is not considered "real property" under the Uniform Commercial Code of the state in which the Premises are located ("UCC"), Grantor hereby grants to Mortgagee a security interest (the "Security Interest") as security for the Obligations in all such items of Mortgaged Properly, and Mortgagee shall have, in addition to all rights and remedies provided herein, and in any other agreements, commitments and undertakings made by Grantor to Mortgagee, all of the rights and remedies of a "secured party" under the UCC. To the extent permitted under applicable law, this Mortgage shall be deemed to be a "security agreement" for purposes of the UCC.
TO HAVE AND TO HOLD the Mortgaged Property unto Trustee,
Mortgagee, and their respective successors and assigns, forever.
                             ARTICLE I
Representations, Warranties and Covenants of Grantor
SECTION 1.01. Payment of Obligations. Grantor shall punctually pay when due, and timely perform, the Obligations.
SECTION 1.02. Legal Status, Authority and Other Matters. (a) Legal Status. Grantor represents and warrants that it is a corporation duly organized and existing in good standing under the laws of Washington and has the full power and authority to own the Mortgaged Property and carry out its business in the state in which the Mortgaged Property is located.
(b) No Actions Pending. Except as set forth on the Disclosure Schedule (as defined in the Credit Agreement) there is no action, suit or proceeding, judicial, administrative or otherwise, pending or, to the best of Grantor's knowledge, overtly threatened or contemplated against or affecting Grantor or the Mortgaged
Property which would cause a Material Adverse Effect.
SECTION 1.03. Warranty of Title. Grantor warrants that it has good and marketable title to the Premises, in each case free and clear of all liens, charges and encumbrances of every kind and character, subject only to the encumbrances set forth on Exhibit B hereto ("Permitted Encumbrances"); has and will continue to have full power and lawful authority to encumber and convey the
Premises as provided herein; owns all other Mortgaged Property free and clear of all liens, charges and encumbrances of every kind and character, subject only to Permitted Encumbrances; and this Mortgage is and will continue to remain a valid and enforceable first mortgage lien on and security interest in the Mortgaged Property, subject only to Permitted Encumbrances.
Grantor further covenants that it will preserve such title and will forever warrant and defend the title to the Mortgaged
Property unto Trustee and Mortgagee against all lawful claims whatsoever and will forever warrant and defend the validity, enforceability and priority of the lien of this Mortgage against the claims of all persons and parties whomsoever.
Grantor covenants that it will, at Grantor's sole cost and expense and at the request of Trustee or Mortgagee, (i) promptly correct any defect or error which may be discovered in the Loan Documents,
(ii) promptly do, execute, acknowledge and deliver, and record and re-record, file and re-file and register and re-register, any and all such instruments as Trustee or Mortgagee may require from time to time in order to carry out more effectively the purposes of this Mortgage and (iii) will promptly furnish Trustee and
Mortgagee with evidence satisfactory to Trustee and Mortgagee of every such recording, filing or registration.
SECTION 1.04. Operation and Maintenance. (a) Repair and Maintenance. Grantor will operate and maintain the Premises in good order, repair and operating condition,
will promptly make all necessary repairs, restorations, renewals, replacements, additions and improvements thereto, interior and exterior, structural and nonstructural, foreseen and unforeseen, or otherwise necessary to insure that the same as part of the security under this Mortgage shall not in any way be diminished or impaired, and will not cause or allow the Premises to be misused, wasted or to deteriorate. No part of the Improvements shall be removed, demolished or structurally or materially altered nor shall any new building, structure, facility or other improvement be constructed on the Land or the Leased Land without Mortgagee's prior written consent in the case of each such removal, demolition, alteration or construction.
(b) Replacement of Equipment. Grantor will keep the Premises fully equipped and will replace all worn out or obsolete Equipment with fixtures or personal property comparable thereto when new to the extent necessary to operate the Mortgage, Property in accordance with prudent business standards for assisted living facilities and will not, without Mortgagee's consent, remove any Equipment or other personal property from the Land, the Leased Land or the Improvements unless, to the extent necessary to operate the Mortgaged Property in accordance with prudent business standards for assisted living facilities Grantor replaces the same with an article of equal suitability and value when new, owned by Grantor free and clear of any lien or security interest (other than Permitted Encumbrances).
(c) Zoning; Title Matters. Grantor will not, without the prior written consent of Mortgagee, (i) initiate or support any zoning reclassification of the Premises, seek any variance under existing zoning ordinances applicable to the Premises or use or permit the use of the Premises in a manner which would result in such use becoming a non-conforming use under applicable zoning ordinances,
(ii) modify or amend any of the Permitted Encumbrances, (iii) impose any restrictive covenants or encumbrances upon the
Premises, execute or file any subdivision plat affecting the Premises or consent to the annexation of the Premises to any municipality or (iv) permit or suffer the Premises to be used by the public or any person in such manner as might make possible a claim of adverse usage or possession or of any implied dedication or easement.
(d) Status of the Premises. (i) The Premises is not located in an area identified by the Secretary of Housing and Urban Development or a successor thereto as an area having special flood hazards pursuant to the terms of the National Flood Insurance Act of 1968, or the Flood Disaster Protection Act of 1973, as amended, or any successor law; or if the Premises is located in such an area, Grantor will obtain and maintain insurance against damage or loss by flood on such basis and in such amounts as shall be required by Mortgagee; (ii) the Premises is served by all utilities required for the current use thereof; (iii) all streets necessary to serve the Land; the Leased Land and the Improvements for the current use thereof have been completed and are serviceable and have been dedicated or accepted by the appropriate governmental entities and Grantor has access from public roads to the Land, the Leased Land and the Improvements; and (iv) there is no condemnation or similar proceeding pending or threatened affecting any part of the
Premises that might materially adversely affect the Premises.
(e) Use. Grantor will use the Premises for substantially the same use as in effect as of the date hereof and for no other use unless consented to in writing by Mortgagee.
SECTION 1.05. Insurance. (a) Coverage. Grantor shall obtain and maintain, or cause to be maintained, insurance for Grantor and the Mortgaged Property providing at least the following coverages:
(i) comprehensive all risk insurance on the Improvements and the Personal Property, including, but not limited to, coverage for steam, pressure exploding, earthquakes, riot and civil commotion, vandalism, malicious mischief, burglary and theft and contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements, in each case (A) in an amount equal to 100"% of the "Full Replacement Cost", which for purposes of this Mortgage shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings); (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions; and (C) containing an "Ordinance or Law Coverage" or "Enforcement" endorsement if any of the Improvements or the use of the Premises shall at any time constitute legal nonconforming structures or uses. In addition, Trustor shall obtain flood hazard insurance if any portion of the Premises is currently or at any time in the future located in a federally designated "special flood hazard area", in an amount equal to the lessor of (y) the outstanding principal balance of the Loan or (z) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each case may be amended; provided that any such flood hazard insurance shall be on terms consistent with the comprehensive all risk insurance policy required under this
Section 1.05 except that the deductible on such insurance shall be commercially reasonable and if not available from a private carrier then from the government to the extent available;
(ii) comprehensive general liability insurance, including bodily injury, death and property damage liability, and umbrella liability insurance against any and all claims, including all legal liability to the extent insurable, imposed upon Mortgagee and all court costs and attorneys' fees and expenses, arising out of or connected with the possession use, leasing, operation, maintenance or condition of the Premises, in such amounts as are generally available at reasonable premiums and are generally required by institutional lenders for properties comparable to the Premises;
(iii) business interruption insurance, with loss payable to Mortgagee, in an amount sufficient to avoid any co-insurance penalty and to provide proceeds for a period not less than one (1) year of loss of business income, the term "business income" to mean the total anticipated loss income to be received by Grantor from the use and occupancy of the Premises and the sale of goods and rendering of services at the Premises, reduced to the extent such amounts would not be received because of expenses not incurred during a period of non-operation of that portion of the Premises then not being operated. Mortgagee shall be entitled to the insurance proceeds to the extent necessary to satisfy all amounts due and payable to Mortgagee under the Note, which insurance proceeds shall be held by Mortgagee and shall be applied to the Obligations secured hereunder from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Grantor of its Obligations secured hereunder except to the extent such amounts are actually paid out of the proceeds of such business income insurance;
(iv) workers' compensation, subject to the statutory limits of the state in which the Premises are located, and employer's liability insurance;
(v) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Mortgagee on terms consistent with the comprehensive all risk insurance policy required under Subsection 1.05(a)(i);
(vi) umbrella liability insurance in an amount not less than $30,000,000 on terms consistent with the commercial general liability insurance policy required under Subsection 1.05(a)(ii); and
(vii) such other insurance and in such amount as (a) Mortgagee from time to time may reasonably request, or (b) Grantor, as a prudent owner of the Premises, deems appropriate, against such other insurable hazards which at the time are commonly insured against for property similar to the Premises and used as an assisted living facility.
(b) Ratings. All policies of insurance (the "Policies") required pursuant to this Section 1.05 shall be issued by an insurer authorized to do business in the state in which the Premises are located and having an A.M. Best rating of A:V or better and a Standard & Poor's claims-paying ability rating of not less than the greater of(A) for so long as any Securities shall have been issued and be outstanding, one rating category below the higher rating assigned to any such outstanding Securities, and (B) "BBB." To the extent the Mortgaged Property is located in the State of Nevada, the provisions of this Subsection 1.05(b) shall not apply to worker's compensation insurance which is provided in accordance with the laws of the State of Nevada.
(c) Blanket Policies. The insurance coverage required under Subsection 1.05(a) may be effected under a blanket policy or policies covering the Premises and other property assets not constituting a part of the Premises provided that (i) each such blanket policy, except in the case of liability insurance, shall specify thereon the total insurance allocated to the Premises, which amount shall be not less than that required hereunder, (ii) each such blanket policy shall otherwise comply in all respects with this Mortgage, and (iii) Mortgagee shall be named as an additional insured under each such blanket policy to the extent required hereunder.
(d) Additional Insured. All Policies of insurance provided for or contemplated by Subsection 1.05(a), except for the Policy referenced in Subsection 1.05(a)(iv), shall name Mortgagee and Trustee as the insured or additional insured, as their respective interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Mortgagee providing that the loss thereunder shall be payable to Mortgagee notwithstanding the negligent or wilful acts of omissions of Grantor.
(e) Form and Endorsements. All Policies shall be in such form and with such endorsements as are comparable to the forms of and endorsements to the Policies in effect, on the date hereof or otherwise in accordance with commercially reasonable standards applied by prudent owners of assisted care facilities in the general vicinity of the Mortgaged Property. A certificate of insurance with respect to all such Policies has been delivered to Mortgagee and originals or certified copies of all such Policies shall be delivered to Mortgagee when the same are available and shall be held by Mortgagee. All Policies shall contain: (i) to the extent available at commercially reasonable rates, a waiver of subrogation endorsement as to Mortgagee; (ii) a provision that no Policy shall be impaired or invalidated by virtue of any act, failure to act, negligence of, or violation of declarations, warranties or conditions contained in such Policy by Grantor, Mortgagee or Trustee or any other named insured, additional insured or loss payee, except for the wilful misconduct of Mortgagee or Trustee knowingly in violation of the conditions of such Policy; (iii) an endorsement providing for a deductible per loss of an amount not more than that which is customarily maintained by prudent owners of assisted care facilities in the general vicinity of the Premises (but in no event greater than $100,000); (iv) a provision that such Policies shall not be canceled, terminated or expire without at lest thirty (30) days prior written notice to Mortgagee in each instance; and (v) to the extent Grantor determines such a waiver is available at commercially reasonable rates, effective waivers by the insurer of all claims for insurance premiums against all loss payees, additional insureds and named insureds (other than Grantor). Grantor shall deliver or cause to be delivered to Mortgagee (y)
not less than thirty (30) days prior to the expiration date of any of the Policies required to be maintained hereunder, evidence reasonably satisfactory to Mortgagee that such Policies will be renewed or replaced and (z) prior to the expiration date of such Policies, among other things, an original of the certificate of insurance and evidence of payment of the applicable premium for such renewal or replacement. Certified copies of such replacement insurance policies shall be delivered to
Mortgagee promptly after Grantor's receipt thereof but in any case within thirty (30) days after receipt thereof by Grantor. If Grantor fails to maintain and deliver to Mortgagee the certificates of insurance required by this Mortgage, Mortgagee may, in accordance with the provisions hereof, procure such insurance at the expense of Grantor, to be promptly reimbursed by Grantor. To the extent the Mortgaged Property is located in the State of Nevada, the provisions of this Subsection 1.05(e) shall not apply to worker's compensation insurance which is provided in accordance with the laws of the State of Nevada.
Delivery of Statements. Grantor shall furnish to Mortgagee
annually a statement certified by Grantor or a duly authorized officer of Grantor of the amounts of insurance maintained in compliance herewith, of the risks covered by such insurance and of the insurance company or companies which carry such insurance and, if requested by Mortgagee, verification of the adequacy of such insurance by an independent insurance broker or appraiser to Mortgagee.
(g) Protection of Beneficiary. If at any time Grantor fails to maintain the insurance policies required hereunder, Mortgagee shall have the right, without notice to Grantor, to take such action as Mortgagee deems necessary to protect its interest in the Premises, including, without limitation, the obtaining of such insurance coverage as Mortgagee in its sole discretion deems appropriate, and all reasonable expenses incurred by Mortgagee in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Grantor to Mortgagee upon demand and until paid shall be secured by this Mortgage and shall bear interest in accordance with Section 2.05(b) of the Credit Agreement.
(h) Proceeds. All Insurance Proceeds shall be paid to Mortgagee for application pursuant to Section 1.09. If the Mortgaged
Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, Grantor shall give prompt notice of such damage to Mortgagee. Grantor shall promptly commence and diligently prosecute the completion of the repair and restoration of the Premises as nearly as possible to the condition the
Premises were in immediately prior to such fire or other casualty, with such alterations as may be approved by Mortgagee (the "Restoration") and otherwise in accordance with Section 1.09. Grantor shall pay all costs of such Restoration whether or not such costs are covered by insurance. Mortgagee may, but shall not be obligated to make proof of loss if not made promptly by
Grantor. To the extent that the Insurance Proceeds received in connection with such damage or destruction of the Mortgaged Property are less than $15,000, then Grantor shall have the right to use such Insurance Proceeds without Mortgagee's consent.
(i) Event of Foreclosure. In the event of foreclosure of this Mortgage, or other transfer of title to the Premises in extinguishment in whole or in part of the Obligations, all right, title and interest of Grantor in and to such policies then in force concerning the Premises and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Mortgagee or other transferee in the event of such other transfer of title.
(j) No Separate Insurance. Grantor shall not carry separate or additional insurance concurrent in form or contributing, in the event of loss, with that required under the Credit Agreement unless endorsed in favor of Mortgagee and Trustee as loss payee or additional insured, as applicable, and otherwise applicable to Mortgagee in all respects. Nothing contained herein shall prohibit Grantor from holding or obtaining an owner's policy of title insurance covering the Premises.
SECTION 1.06. Liens and Liabilities. (a) Discharge of Liens. Grantor will pay, bond or otherwise discharge, from time to time when the same shall become due, all claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in, or permit the creation of, a lien on the
Mortgaged Property.
(b) Creation of Liens. Grantor will not, without Mortgagee's consent, create, place or permit to be created or placed or allow to remain, and shall discharge and release within ten (10) days of the placing thereof, any deed of trust, mortgage, trust deed, voluntary or involuntary lien, security interest or other encumbrance against or covering the Mortgaged Property, other than Permitted Encumbrances, whether or not subordinate hereto.
(c) No Consent. Nothing in this Mortgage shall be deemed or construed in any way as constituting the consent or request by Trustee or Mortgagee, express or implied, to any contractor, subcontractor, laborer, mechanic or materialman for the performance of any labor or the furnishing of any material for any improvement, construction, alteration or repair of the Premises. Grantor further agrees that neither Trustee nor Mortgagee stands in any fiduciary relationship to Grantor.
SECTION 1.07. Taxes and Other Charges. (a) Taxes on the Premises. Grantor will promptly pay prior to delinquency and before any penalty or interest may be added thereto, all taxes, assessments, vault, water and sewer rents, rates, charges and assessments, levies, permits, inspection and license fees and other governmental and quasi-governmental charges and any penalties or interest for non-payment thereof, heretofore or hereafter imposed, or which may become a lien, upon the Mortgaged Property or arising with respect to the occupancy, use or possession thereof (collectively, "Impositions"). Grantor will also pay any penalty, interest or cost for non-payment of Impositions which may become due and payable.
(b) Receipts. Unless Grantor is making monthly deposits pursuant to Section 1.08, Grantor will furnish to Mortgagee upon
Mortgagee's request, proof of payment at the time same is made, and thereafter, upon receipt, validated receipts showing payment in full of all Impositions.
(c) Increased Costs. In the event of the enactment after the date hereof of any law in the state in which the Mortgaged Property is located or any other governmental entity deducting from the value of the Mortgaged Property for the purpose of taxation any lien or security interest thereon, or changing in any way the laws for the taxation of mortgages, deeds of trust or other liens or debts secured thereby, or the manner of collection of such taxes, so as to affect this Mortgage, the Obligations, Mortgagee or the holders of the Obligations, then, and in such event, Grantor shall, on demand, pay to Mortgagee or such holder, or reimburse Mortgagee or such holder for payment of, all taxes, assessments, charges or liens for which Mortgagee or such holder is or may be liable as a result thereof, provided that if any such payment or reimbursement shall be unlawful or would constitute usury or render the Obligations wholly or partially usurious under applicable law, then Mortgagee may, at its option, declare the Obligations immediately due and payable or require Grantor to pay or reimburse Mortgagee for payment of the lawful and non-usurious portion thereof.
SECTION 1.08. Tax and Insurance Deposits. (a) Amount of Deposits. Mortgagee may require that each month Grantor deposit with
Trustee, Mortgagee or any service or financial institution designated for such purposes by Mortgagee (whichever of the foregoing is applicable being the "Depository"), one-twelfth
(1/12) of the annual Impositions and premiums for insurance required under Section 1.05, and Grantor shall accordingly make such deposits. In addition, if required by Mortgagee, Grantor shall also deposit with the Depository a sum of money which, together with the aforesaid monthly installments, will be sufficient to make payments of Impositions and premiums at least thirty (30) days before such payments are delinquent. If the amount of any such payment is not ascertainable at the time any such deposit is required to be made, the deposit shall be made on the basis of Mortgagee's estimate thereof, and when such amount is fixed for the then-current year, Grantor shall promptly deposit any deficiency with the Depository.
(b) Use of Deposits. All funds so deposited, until so applied, shall constitute additional security for the Obligations, shall be held by the Depository with interest payable to Grantor (except to the extent required under applicable law), may be commingled with other funds of the Depository and, provided that no Event of Default (as defined in Section 5.01) shall have occurred and be continuing hereunder, shall be applied in payment of the aforesaid amounts prior to their becoming delinquent. If an Event of Default shall have occurred and be continuing hereunder, or if the Obligations shall be accelerated as herein provided, all funds so deposited may, at Mortgagee's option, be applied to the
Obligations in the order determined by Mortgagee. If such deposits are being made with the Depository, at least fifteen (15) days before the date on which such charges first become payable,
Grantor shall furnish the Depository with bills for the charges for which such deposits are required to be made hereunder and/or such other documents necessary for the payment of the same.
SECTION 1.09. Damage and Destruction. (a) Grantor's Obligations.
In the event of any damage to or loss or destruction of the Premises, Grantor shall (i) promptly notify Mortgagee of such event and take such steps as shall be necessary to preserve any undamaged portion of the Premises and (ii) unless otherwise instructed by Mortgagee, regardless whether the insurance proceeds, if any, shall be sufficient for the purpose or shall be otherwise applied by Mortgagee as provided herein, promptly commence and diligently pursue to completion the restoration, replacement and rebuilding of the Premises to the condition of the Premises affected thereby immediately prior to such damage, loss or destruction in accordance with plans and specifications approved, and with other provisions for the preservation of the security hereunder established, by Mortgagee.
(b) Trustee's and Mortgagee's Rights; Application of Proceeds. In the event that any portion of the Premises is so damaged, destroyed or lost, and such damage, destruction or loss is
covered, in whole or in part, by insurance required by Section 1.05, then, (i) Mortgagee or Trustee may, but shall not be obligated to, make proof of loss if not made promptly by Grantor and is hereby authorized and empowered by Grantor to settle, adjust or compromise any claims for damage, destruction or loss thereunder, (ii) each insurance company concerned is hereby authorized and directed to make payment therefor directly to Mortgagee or Trustee; provided, however, that if all of the conditions set forth in Section 1.09(c) are met and Grantor delivers a written undertaking to expeditiously commence and to satisfactorily complete with due diligence any such damage or destruction in accordance with the terms hereof, the insurance proceeds will be made available to Grantor in accordance with
Section 1.09(c).
(c) Proceeds for Restoration. Notwithstanding anything provided herein to the contrary, if..
(i) less than (A) thirty percent (30%) of the Improvements and (B) forty percent (40"%) of the Land have been taken or destroyed;
(ii) no monetary Default or Event of Default has occurred and is continuing hereunder or under any of the other Loan Documents and has not been waived;
(iii) the Restoration can, in Mortgagee's judgment, with diligent work, be completed prior to the expiration of business interruption insurance required hereunder;
(iv) the taking, fire or casualty did not occur during the six (6) months prior to the maturity of the Note;
(v) all necessary governmental approvals can be obtained for the
Restoration;
(vi) there are sufficient sums available (through insurance
proceeds or
condemnation awards and contributions by Grantor, the full amount of which shall have been deposited into an account pledged to Mortgagee) for the Restoration (including, without limitation, for any reasonable costs and expenses of Mortgagee to be incurred in administering said restoration or repair) and for payment of principal and interest to become due and payable under the Note during the period necessary to complete the Restoration;
(vii) Grantor so elects by written notice delivered to Mortgagee within thirty (30) days after settlement of the aforesaid insurance or condemnation claim; and
(viii) the Restoration is done and diligently completed by Grantor in compliance with all applicable Laws, then, Mortgagee shall, solely for the purposes of the Restoration, release so much of the remainder of such sums as may be required for the Restoration, and any funds deposited by Mortgagor therefor, to Mortgagor in the manner and upon such terms and conditions as would be required by a prudent interim construction lender, including, but not limited to, the prior approval by Mortgagee of plans and specifications, contractors and form of construction contracts and the furnishing to Mortgagee of permits, bonds, lien waivers, invoices, receipts and affidavits from contractors and subcontractors, in form and substance reasonably satisfactory to Mortgagee in its reasonable discretion, with any remainder being applied by Mortgagee, in its sole discretion, for payment of the Obligations in whatever order Mortgagee directs in its absolute discretion, with any remainder being paid to Grantor.
(d) Effect on the Obligations. Notwithstanding any loss, damage or destruction referred to in this Section, Grantor shall continue to pay and perform the Obligations as provided herein. Any reduction in the Obligations resulting from such application shall be deemed to take effect only on the date of receipt by Mortgagee or Trustee of such insurance proceeds and application against the
Obligations, provided that if prior to the receipt by Trustee or Mortgagee of such insurance proceeds the Mortgaged Property shall have been sold on foreclosure of this Mortgage, or shall have been transferred by deed in lieu of foreclosure of this Mortgage, Mortgagee shall have the right to receive the same to the extent of any deficiency found to be due upon such sale, with legal interest thereon together with attorneys' fees and disbursements incurred by Trustee or Mortgagee in connection with the collection thereof.
SECTION 1.10. Condemnation. (a) Grantor's Obligations;
Proceedings. Grantor, promptly upon obtaining knowledge of any pending or overtly threatened institution of any proceedings for the condemnation of the Premises, or of any right of eminent domain, or of any other proceedings arising out of injury or damage to or decrease in the value of the Premises, including a change in grade of any street, will notify Mortgagee of the threat or pendency thereof. Mortgagee may participate in any such proceedings, and Grantor from time to time will execute and deliver to Mortgagee all instruments requested by Mortgagee or as may be required to permit such participation. Grantor shall, at its expense, diligently prosecute any such proceedings, shall deliver to Mortgagee copies of all papers served in connection therewith and shall consult and cooperate with Mortgagee, its attorneys and agents, in the carrying on and defense of any such proceedings; provided that no settlement of any such proceeding shall be made by Grantor without Mortgagee's consent.
(b) Trustee's and Mortgagee's Rights to Proceeds. All proceeds of condemnation awards or proceeds of sale in lieu of condemnation, and all judgments, decrees and awards for injury or damage to the Premises (collectively, "Awards") are hereby assigned and shall be paid to Mortgagee or Trustee. Grantor authorizes Mortgagee and Trustee to collect and receive the same, to give receipts and acquittances therefor, and to appeal from any Awards.
(c) Application of Proceeds. Mortgagee shall have the right to apply any Awards, first, to reimburse Trustee and Mortgagee for all costs and expenses, and, second, the remainder thereof in the manner provided in Section 1.09. In the event that Grantor shall have received all or any portion of such Awards, Grantor, upon demand from Mortgagee, shall pay to Mortgagee or Trustee an amount equal to the amount so received by Grantor, to be applied as Mortgagee shall have the right pursuant to this subsection. Notwithstanding anything herein or at law or in equity to the contrary, none of the Awards paid to Mortgagee or Trustee under this Section 1.10 shall be deemed trust funds and Mortgagee or Trustee shall be entitled to apply the same as provided in this
Section 1.10.
(d) Effect on the Obligations. Notwithstanding any condemnation, taking or other proceeding referred to in this Section 1.10, Grantor shall continue to pay and perform the Obligations as provided herein. Any reduction in the Obligations resulting from such application shall be deemed to take effect only on the date of receipt by Mortgagee or Trustee of such Awards and application against the Obligations, provided that if prior to the receipt by Trustee or Mortgagee of such Awards the Mortgaged Property shall have been sold on foreclosure of this Mortgage, or shall have been transferred by deed in lieu of foreclosure of this Mortgage, Mortgagee shall have the right to receive the same to the extent of any deficiency found to be due upon such sale, with legal interest thereon together with attorneys' fees and disbursements incurred by Trustee or Mortgagee in connection with the collection thereof.
SECTION l.ll. Contest. Notwithstanding anything to the contrary contained in Section 1.04(c),1.06 or 1.07, Grantor shall have the right to contest in good faith and at its own expense the validity or applicability of any duty or obligation described in Section 1.04(c), the validity of any lien, encumbrance, charge or security referred to in Section 1.06 and any Imposition imposed upon the Premises (a "Contest") by an appropriate legal proceeding which proceeding must operate to prevent the collection of such Impositions or other realization thereon and the sale or forfeiture of the Mortgaged Property or any part thereof to satisfy the same; provided that during the pendency of such Contest, Grantor shall provide security satisfactory to Mortgagee, assuring the discharge of Grantor's obligations that are the subject of such Contest ("Contested Impositions") and of any additional interest charge, penalty or expense arising from or incurred as a result of such Contest; and provided, further, that if at any time payment of such Contested Impositions shall become necessary to prevent (i) the delivery of a tax deed conveying the Mortgaged Property because of non-payment or (ii) the imposition of any civil or criminal penalty or liability on Mortgagee,
Trustee or the holders of the Obligations, Grantor shall pay the same in sufficient time to avoid the delivery of such tax deed or the imposition of any such penalty or liability.
SECTION 1.12. Notice Limiting Amount. Grantor covenants that it will not, without the prior written consent of Mortgagee, file of record any notice limiting the maximum principal amount secured by this Mortgage.
                            ARTICLE II
            Assignment of Leases, Rents and Other Sums
SECTION 2.01. Assignment. (a) Grantor hereby absolutely and presently bargains, sells, transfers, assigns and sets over to Mortgagee, as further security for the payment of the Obligations, all of its right, title and interest in and to all current and future Leases and Rents payable thereunder and all rights of Grantor thereunder and any and all deposits held as security under the Leases, whether before or after foreclosure or during the full period of redemption, if any, and shall, upon demand, deliver to Mortgagee an executed counterpart of each Lease. The assignment of the Leases and Rents, and of the aforesaid rights with respect thereto, is intended to be and is an absolute present assignment from Grantor to Mortgagee and not merely the passing of a security interest. Such assignment and grant shall continue in effect until the Obligations are paid, the execution of this Mortgage constituting and evidencing the irrevocable consent of Grantor to the entry upon and taking possession of the Premises by Mortgagee pursuant to such grant, whether foreclosure has been instituted or not and without applying for a receiver. Until the occurrence of an Event of Default hereunder, Grantor shall be entitled to
collect and receive the Rents. Such right of Grantor to collect and receive said Rents shall be automatically revoked upon the occurrence of an Event of Default and thereafter Trustee or Mortgagee shall have the right and authority to exercise any of the rights or remedies referred to or set forth in Article V. In addition, upon such an Event of Default, Grantor shall promptly pay to Trustee or Mortgagee (i) all rent prepayments and security or other deposits paid to Grantor pursuant to any lease assigned hereunder and (ii) all charges for services or facilities or for escalation which were paid pursuant to any such lease to the extent allocable to any period from and after such Event of Default. Nothing contained in this Section 2.01(a) shall be construed to bind Mortgagee to the performance of any of the covenants, conditions or provisions contained in any Lease or otherwise to impose any obligation on Mortgagee (including any liability under the covenant of quiet enjoyment contained in any Lease or under any applicable law in the event that any tenant shall have been joined as a party defendant in any action to foreclose this Mortgage and shall have been barred and foreclosed thereby of all right, title and interest and equity of redemption in the Premises), except that Mortgagee shall be accountable for any money actually received pursuant to such assignment. Grantor hereby further grants to Mortgagee the right to notify the tenant under any Lease of the assignment thereof and, after the occurrence of an Event of Default hereunder (i) to demand that the tenant under any Lease pay all amounts due thereunder directly to Mortgagee, (ii) to enter upon and take possession of the Premises for the purpose of collecting the Rents, (iii) to dispossess by the usual summary proceedings any tenant defaulting in the payment thereof, (iv) to let the Premises, or any part thereof, and (v) to apply the Rents, after payment of all necessary charges and expenses, on account of the Obligations.
(b) If Grantor is not required to surrender possession of the Premises hereunder in the event of any Event of Default, Grantor will pay monthly in advance to Mortgagee, on its entry into possession pursuant to Article V, or to any receiver appointed to collect said Rents, the fair and reasonable rental value for the use and occupation of the Premises or such part thereof as may be in the possession of Grantor. Upon a default in any such payment, Grantor will vacate and surrender such possession to Mortgagee, Trustee or such receiver, and, in default thereof, may be evicted by summary or any other available proceedings or actions.
(c) Grantor will, as and when requested from time to time by Mortgagee, execute, acknowledge and deliver to Mortgagee, in form approved by Mortgagee, one or more general or specific assignments of the lessor's interest under any Lease. Grantor will, on demand, pay to Mortgagee, or reimburse Mortgagee for the payment of any costs or expenses incurred in connection with the preparation or recording of any such assignment.
SECTION 2.02. Leases and Rents. (a) Grantor will (i) perform or cause to be performed all the lessor's obligations under any
Lease, (ii) enforce (including the termination and cancellation of any Lease, so long as the same is a bona fide enforcement of Grantor's right as lessor under any such Lease and such termination or cancellation, either by itself or in the aggregate with other terminations and cancellations, will not diminish or impair the security of this Mortgage) the performance by the lessee under its respective Lease of all of said lessee's obligations thereunder and (iii) give Mortgagee prompt notice and a copy of any notice of default, event of default, termination or cancellation sent or received by Grantor.
(b)(i) Grantor will not, without Mortgagee's consent, (1) assign, mortgage, pledge or otherwise transfer, dispose of or encumber, whether by operation of law or otherwise, any Lease or the Rents,
(2) accept or permit the acceptance of a prepayment of any amounts
                                21
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payable under such Lease for more than one month in advance of the due date therefor, (3) enter into, amend or modify any Lease, (4) cancel, terminate or accept a surrender of any Lease (5) enter into any Lease (A) with Grantor or any affiliate of Grantor or its constituent partners or (B) which would be a "disqualified lease", as defined in Section 168(h)(1)(B)(ii) of the Internal Revenue
Code of 1986, as amended. Grantor will not enter into or amend, without Mortgagee's consent, any Occupancy Agreement other than in the ordinary course of business for prudent assisted living facilities. "Occupancy Agreement" means any agreement by and between Grantor and any resident of the Premises.
(ii) Supplementing the provisions of clause (i) of this Section 2.02(b), if the lessee under any Lease (or any receiver, trustee, custodian or other party who succeeds to the rights of any lessee) rejects or disaffirms such Lease pursuant to any Bankruptcy Law, Grantor hereby assigns to Mortgagee the proceeds of any claims (including the right to retain or apply any security deposits)
that Grantor may have against the lessee (or receiver, trustee, custodian or other party who succeeds to the rights of any lessee) and any guarantor of any of the Leases, under any one or more of the Leases or any guaranty thereof based upon (1) any breach by such lessee of the terms and provisions of the applicable Lease (including any claim that Grantor may have by reason of a termination, rejection or disaffirmance of such Lease pursuant to any Bankruptcy Law), and (2) the use and occupancy of the premises demised thereby, whether or not pursuant to the applicable Lease (including any claim for use and occupancy arising under any Bankruptcy Law). Grantor, immediately upon obtaining knowledge of any such breach or use by any such lessee, will notify Mortgagee of any such breach or use. Upon the occurrence of an Event of Default, Mortgagee shall have the sole right to elect, either:
(A) to proceed against such lessee or guarantor as if it were the named lessor thereunder, in Grantor's name or in Mortgagee's name as agent for Grantor and Grantor agrees to cooperate with
Mortgagee in such action and shall execute any and all documents required in furtherance of such action; or
(B) to have Grantor proceed in Grantor's and Mortgagee's behalf in which event Mortgagee may participate in any such proceedings, and Grantor from time to time will deliver to Mortgagee all instruments requested by Mortgagee or as may be required to permit such participation. Grantor shall, at its expense, diligently prosecute any such proceedings, shall deliver to Mortgagee copies of all papers served in connection therewith and shall consult and cooperate with Mortgagee, its attorneys and agents, in the carrying on and defense of any such proceedings; provided that no settlement of any such proceeding shall be made by Grantor without Mortgagee's consent.
                            ARTICLE III
Additional Advances; Expenses; Indemnity
SECTION 3.01. Additional Advances and Disbursements. (a) Grantor agrees that, upon the occurrence of an Event of Default, Trustee or Mortgagee shall have the right without notice to Grantor to advance all or any part of amounts owing or to perform any or all required actions. No such advance or performance shall be deemed to have cured such Default by Grantor or any Event of Default with respect thereto. All sums advanced and all expenses incurred by Trustee or Mortgagee in connection with such advances or actions, and all other sums advanced or expenses incurred by Trustee or Mortgagee hereunder or under applicable law (whether required or optional and whether indemnified hereunder or not) shall be part of the Obligations, shall bear interest at the Default Rate and as provided in the Credit Agreement and shall be secured by this Mortgage.
(b) This Mortgage secures not only existing indebtedness, but also future or additional advances made pursuant hereto or to the
Credit Agreement, whether such advances are obligatory or
optional.
SECTION 3.02. Other Expenses. Grantor will pay or, on demand, reimburse Trustee, Mortgagee or any holder of the Obligations for the payment of any and all costs or expenses (including attorneys' fees and disbursements) incurred in connection with (i) any default or Event of Default by Grantor hereunder, (ii) the
exercise or enforcement by or on behalf of Trustee, Mortgagee or any holder of the Obligations of any of its rights or of Grantor's obligations under the Loan Documents or (iii) the granting, administration, enforcement and closing of the transactions contemplated hereunder.
SECTION 3.03. Indemnity. Grantor agrees to indemnify and hold harmless Trustee, Mortgagee, the holders of the Obligations and their respective officers, directors, employees, agents and shareholders (the "Indemnified Parties") from and against any and all losses, damages, claims, costs and expenses (including attorneys' fees and disbursements) which may be imposed on, incurred by or asserted against any of the Indemnified Parties in connection with any transaction in any way connected with the Mortgaged Property or the Loan Documents, except to the extent any such loss, damage, claim, cost or expense is the result of the willful misconduct or gross negligence of the Indemnified Party. Any amount payable under this Section 3.03 shall be deemed a demand obligation, shall be added to and become a part of the Obligations, shall bear interest at the rate and as provided in the Credit Agreement, and shall be secured by this Mortgage.
SECTION 3.04. Interest After Default. If any payment due hereunder or under the other Loan Documents is not paid in full when due, whether by acceleration or otherwise, then the same shall bear interest hereunder at the Default Rate and as provided in the Credit
                                23
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Agreement, and such interest shall be added to and become a part of the Obligations and shall be secured hereby.
                            ARTICLE IV
Sale or Transfer of the Premises
SECTION 4.01. Continuous Ownership. Grantor acknowledges that the continuous ownership of the Mortgaged Property by Grantor, except as otherwise permitted in the other Loan Documents, is of a material nature to the transaction hereinabove described and Mortgagee's agreement to create the Obligations. Without Mortgagee's prior written consent, Grantor will not, whether voluntarily or involuntarily, (a) sell, grant, convey, assign or otherwise transfer, by operation of law or otherwise, (b) permit to be the subject of any transaction described in clause (a)
above, (c) enter into an agreement for any transaction described in clause (a) above, or (d) grant an option which or take any action which pursuant to the terms of any agreement to which Grantor is a party may result in any transaction described in clause (a) above of, the Mortgaged Property, or any legal, beneficial or equitable interest therein, other than any specific transfers permitted by the Credit Agreement (the foregoing, collectively or severally,
"Transfer"). For purposes of this Mortgage, but without limiting the foregoing, (i) the issuance of any equity interest in Grantor (whether stock, partnership interest or otherwise) not in accordance with and pursuant to the Credit Agreement, shall be deemed a Transfer of the Mortgaged Property, (ii) a Transfer of
all or substantially all of the assets of Grantor shall be deemed a Transfer of the Mortgaged Property, (iii) the execution and delivery of any documentation relating to a proposed zoning lot merger or the execution and delivery of any other documentation effecting or purporting to effect, or the taking or suffering of any other action effecting or purporting to effect, a transfer of, or the granting of a right to utilize, any development rights appurtenant to the Mortgaged Property shall be deemed a Transfer of the Mortgaged Property, and (iv) any person or legal representative of Grantor to whom Grantor's interest in the Mortgaged Property passes by operation of law, or otherwise, shall be bound by the provisions of this Mortgage. The provisions of this Section shall apply to each and every such Transfer of all or any portion of the Mortgaged Property or any legal or equitable interest therein, regardless whether or not Mortgagee has consented to, or waived by its action or inaction its rights hereunder with respect to any previous Transfer of all or any portion of the Mortgaged Property or any legal or equitable interest therein.
SECTION 4.02. Release of Lien. This Mortgage is subject to the provisions of Section 8.01 of the Credit Agreement, which grants to Grantor the right, upon certain terms and conditions, to obtain Mortgagee's consent to release, or cause to be released, from the liens, security interests, conveyances and assignments evidenced by this Mortgage, from time to time, all or any portion of the
Mortgaged Property.
                             ARTICLE V
Defaults and Remedies
SECTION 5.01. Events of Default. The term "Event of Default", as used in this Mortgage, shall mean the occurrence of any of the following events:
(a) if default shall be made in the payment, when and as the same shall
become due and payable, of any amounts required to be paid under the Note, hereunder or under any other Loan Document, whether of principal, interest within five (5) days after the same becomes due, premium, fee or otherwise, and whether on any stated due date, upon demand, at maturity or upon acceleration;
(b) if default shall be made in the performance or observance of any other term, covenant or agreement contained in this Mortgage or in any other Loan Document; or
(c) if any Event of Default (as defined in the Credit Agreement)
occurs; or
(d) if Grantor abandons the Premises or ceases to do business or terminates its business for any reason whatsoever; or
(e) if the Mortgaged Property shall be taken, attached or sequestered on execution or other process of law in any action against Grantor; or
if Grantor shall fail at any time to obtain, provide, maintain, keep in force or, within ten (10) days after request therefor, deliver to Mortgagee the insurance policies required by Section 1.05; or
(g) if any claim of priority (except a claim based upon a
Permitted Encumbrance) to this Mortgage or any other document or instrument securing the Obligations by title, lien or otherwise shall be upheld by any court of competent jurisdiction or shall be consented to by Grantor; or
(h) if Grantor fails to cure any material default under any Lease within the shorter of thirty (30) days following the giving of notice of default by the lessor thereunder or the applicable grace period set forth therein.
SECTION 5.02. Remedies. Upon the occurrence of any one or more Events of Default, or any Transfer without the consent of Mortgagee, Trustee or Mortgagee may, in addition to any rights or remedies available to it hereunder or under the other Loan Documents and to the extent permitted by applicable law, take such action personally or by its agents or attorneys, with or without entry, and without notice, demand, presentment or protest (each and all of which are hereby waived), as it deems necessary or advisable to protect and enforce its rights and remedies against Grantor and in and to the Mortgaged Property, including the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Trustee or Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting its other rights or remedies:
(a) declare the entire balance of the Obligations to be
immediately due and payable, and upon any such declaration, the entire unpaid balance of the Obligations shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Grantor, anything in any other Loan Documents to the contrary notwithstanding; or
(b) institute a proceeding or proceedings, judicial or otherwise, for the complete or partial foreclosure of this Mortgage in any manner provided hereunder or under any applicable provision of law; or
(c) sell the Mortgaged Property, and all estate, right, title, interest, claim and demand of Grantor therein, and all rights of redemption thereof, at one or more sales, as an entirety or in parcels, with such elements of real and/or personal property, and at such time and place and upon such terms as it may deem expedient, or as may be required by applicable law, and in the event of a sale, by foreclosure or otherwise, of less than all of the Mortgaged Property, this Mortgage shall continue as a lien and security interest on the remaining portion of the Mortgaged Property; or
(d) institute an action, suit or proceeding in equity for the specific performance of any of the provisions contained in the
Loan Documents; or
(e) apply for the appointment of a receiver, custodian, trustee, liquidator or conservator of the Mortgaged Property, to be vested with the fullest powers permitted under applicable law, as a matter of right and without regard to, or the necessity to disprove, the adequacy of the security for the Obligations or the solvency of Grantor or any other person liable for the payment of the Obligations, and Grantor and each other person so liable waives or shall be deemed to have waived such necessity and consents or shall be deemed to have consented to such appointment; or
enter upon the Premises, and exclude Grantor and its agents and servants wholly therefrom, without liability for trespass, damages or otherwise, and take possession of all books, records and accounts relating thereto and all other Mortgaged Property, and Grantor agrees to surrender possession of the Mortgaged Property and of such books, records and accounts to Trustee or Mortgagee on demand after the happening of any Event of Default; and having and holding the same may use, operate, manage, preserve, control and otherwise deal therewith and conduct the business thereof, either personally or by its superintendents, managers, agents, servants, attorneys or receivers, without interference from Grantor; and
upon each such entry and from time to time thereafter may, at the expense of Grantor and the Mortgaged Property, without interference by Grantor and as Mortgagee may deem advisable, (i) insure or reinsure the Premises, (ii) make all necessary or proper repairs, renewals, replacements, alterations, additions, betterments and improvements thereto and thereon and (iii) in every such case in connection with the foregoing have the right to exercise all rights and powers of Grantor with respect to the Mortgaged Property, either in Grantor's name or otherwise; or
(g) with or without the entrance upon the Premises, collect, receive, sue for and recover in its own name all Rents and cash collateral derived from the Mortgaged Property, and after deducting therefrom all costs, expenses and liabilities of every character incurred by Trustee or Mortgagee in collecting the same and in using, operating, managing, preserving and controlling the Mortgaged Property, and otherwise in exercising Trustee's or Mortgagee's rights under Subsection (f) of this Section, including all amounts necessary to pay Impositions, insurance premiums and other charges in connection with the Premises, as well as compensation for the services of Trustee or Mortgagee and their respective attorneys, agents and employees, to apply the remainder as provided in Section 5.05; or
(h) release any portion of the Mortgaged Property for such consideration as Mortgagee may require without, as to the remainder of the Mortgaged Property, in any way impairing or affecting the lien or priority of this Mortgage, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the Obligations shall have been reduced by the actual monetary consideration, if any, received by Trustee or Mortgagee for such release and applied to the Obligations, and may accept by assignment, pledge or otherwise any other property in place thereof as Mortgagee may require without being
accountable for so doing to any other lienholder; or
(i) take all actions permitted under the UCC; or
(j) take any other action, or pursue any other right or remedy, as Trustee or Mortgagee may have under applicable law, and Grantor does hereby grant the same to Trustee or Mortgagee; or
(k) to the extent the Mortgaged Property is located in the State of California, the following language shall apply:
(1) the provisions of clause (h) shall be replaced with the following language: "deliver to Mortgagee a written declaration of default and demand for sale, and a written notice of default and election to cause the Mortgaged Property to be sold, which notice Trustee or Mortgagee shall cause to be duly filed for record,
(2) the provisions of clause (b) above shall be replaced with the following language: "institute a judicial proceeding for the complete foreclosure of the Mortgage under any applicable provision of law or a non-judicial foreclosure for the complete or partial foreclosure of this Mortgage under any applicable provision of law",
(3) the clause "and all rights of redemption thereof shall be deleted from clause (c) above.
(1) to the extent the Mortgaged Property is located in the State of Iowa, Grantor hereby agrees that in the event of judicial foreclosure of this Mortgage, the Mortgagee may, at its sole option, elect:
(1) pursuant to Iowa Code Section 628.26 as now enacted or hereafter modified, amended or replaced to reduce the period of redemption after sale on foreclosure to six (6) months, or
(2) pursuant to Iowa Code Section 628.27 as now enacted or hereafter modified, amended or replaced to reduce the period of redemption after sale on foreclosure to sixty (60) days, or
(3) pursuant to Iowa Code Section 628.28 as now enacted or hereafter modified, amended or replaced or any other Iowa Code Section to reduce the period of redemption after sale on foreclosure to such time as may be then applicable and provided by law, or
(4) pursuant to Iowa Code Section 654.20 as now enacted or hereafter modified, amended or replaced to foreclose without redemption.
In addition, to the extent the Mortgaged Property is located in the State of Iowa, in the event of foreclosure of this Mortgage, Grantor hereby agrees that the court may, and requests the court to, enter a special order directing the clerk of court to enter and record the judgment contained in the foreclosure decree on the Note secured by this Mortgage without requiring that the Note be first filed with the clerk of court for cancellation. Grantor further agrees, because the Note secured by this Mortgage is also secured by other mortgages and will be necessary to a foreclosure of those mortgages, that notwithstanding Iowa Rule of Civil Procedure 228, as presently enacted or as hereinafter amended or replaced, the clerk of court may, in the event of foreclosure of this Mortgage, enter and record the judgment contained in the foreclosure decree on the Note secured by this Mortgage without requiring that the Note be first filed with the clerk of court for cancellation.
In the event that Trustee or Mortgagee shall exercise any of the rights or remedies set forth in subsections (and (g) of this Section, Trustee or Mortgagee shall not be deemed to have entered upon or taken possession of the Mortgaged Property except upon the exercise of its option to do so, evidenced by its demand and overt act for such purpose, nor shall it be deemed a beneficiary or mortgagee in possession by reason of such entry or taking possession. Neither Trustee nor Mortgagee shall be liable to account for any action taken pursuant to any such exercise other than for Rents actually received by Mortgagee, nor liable for any loss sustained by Grantor resulting from any failure to let the Premises, or from any other act or omission of Trustee or
Mortgagee except to the extent such loss is caused by the willful misconduct or bad faith of Trustee or Mortgagee.
SECTION 5.03. Rights Pertaining to Sales. Subject to the
provisions or other requirements of law and except as otherwise provided herein, the following provisions shall apply to any sale or sales of all or any portion of the Mortgaged Property under or by virtue of this Article V, whether made under the power of sale herein wanted or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale:
(a) Trustee or Mortgagee may conduct any number of sales from time to time. The power of sale set forth in Section 5.02(c) hereof shall not be exhausted by any one or more such sales as to any part of the Mortgaged Property which shall not have been sold, nor by any sale which is not completed or is defective in Mortgagee's opinion, until the Obligations shall have been paid in full. To the extent the Mortgaged Property is located in the State of California, said sale may be as a whole or in part or parcels and Grantor hereby waives its right to direct the order in which the Mortgaged Property or any parcel that is part thereof is sold.
(b) Any sale may be postponed or adjourned by public announcement at the time and place appointed for such sale or for such postponed or adjourned sale without further notice.
(c) After each sale, Mortgagee, Trustee or an officer of any court empowered to do so shall execute and deliver to the purchaser or purchasers at such sale a good and sufficient instrument or instruments granting, conveying, assigning and transferring all right, title and interest of Grantor in and to the property and rights sold and shall receive the proceeds of said sale or sales and apply the same as herein provided. Each of Trustee and Mortgagee is hereby appointed the true and lawful attorney-in-fact of Grantor, which appointment is irrevocable and shall be deemed to be coupled with an interest, in Grantor's name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the property and rights so sold, and for that purpose Trustee and Mortgagee may execute all necessary
instruments of conveyance, assignment, transfer and delivery, and may substitute one or more persons with like power, Grantor hereby ratifying and confirming all that said attorney or such substitute or substitutes shall lawfully do by virtue thereof. Nevertheless, Grantor, if requested by Trustee or Mortgagee, shall ratify and confirm any such sale or sales by executing and delivering to Trustee, Mortgagee or such purchaser or purchasers all such instruments as may be advisable, in Trustee's or Mortgagee's judgment, for the purposes as may be designated in such request.
(d) Any and all statements of fact or other recitals made in any of the instruments referred to in subsection (c) of this Section
5.03 given by Trustee or Mortgagee as to nonpayment of the Obligations, or as to the occurrence of any Event of Default, or as to Mortgagee having declared all or any of the Obligations to be due and payable, or as to the request to sell, or as to notice of time, place and terms of sale and of the property or rights to be sold having been duly given, or as to the refusal, failure or inability to act of Trustee, or as to the appointment of any substitute or successor trustee, or as to any other act or thing having been duly done by Grantor, Mortgagee, or by Trustee, shall be taken as conclusive and binding against all persons as to evidence of the truth of the facts so stated and recited. Trustee or Mortgagee may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale so held, including the posting of notices and the conduct of sale, but in the name and on behalf of Trustee.
(e) The receipt of Trustee or Mortgagee for the purchase money paid at any such sale, or the receipt of any other person authorized to receive the same, shall be sufficient discharge therefor to any purchaser of any property or rights sold as aforesaid, and no such purchaser, or its representatives, grantees or assigns, after paying such purchase price and receiving such receipt, shall be bound to see to the application of such purchase price or any part thereof upon or for any trust or purpose of this Mortgage or, in any manner whatsoever, be answerable for any loss, misapplication or nonapplication of any such purchase money, or part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.
Any such sale or sales shall operate to divest all of the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Grantor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Grantor and any and all persons claiming or who may claim the same, or any part thereof or any interest therein, by, through or under Grantor to the fullest extent permitted by applicable law.
(g) Upon any such sale or sales, Mortgagee may bid for and acquire the Mortgaged Property and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the Obligations the amount of the bid made therefor, after deducting therefrom the expenses of the sale, the cost of any enforcement proceeding hereunder, and any other sums which Trustee or
Mortgagee is authorized to deduct under the terms hereof, to the extent necessary to satisfy such bid.
(h) In the event that Grantor, or any person claiming by, through or under Grantor, shall transfer or refuse or fail to surrender possession of the Mortgaged Property after any sale thereof, then Grantor, or such person, shall be deemed a tenant at sufferance of the purchaser at such sale, subject to eviction by means of forcible entry and unlawful detainer proceedings, or subject to any other right or remedy available hereunder or under applicable law.
(i) Upon any such sale, it shall not be necessary for Trustee, Mortgagee or any public officer acting under execution or order of court to have present or constructively in its possession any of the Mortgaged Property.
(j) In the event a foreclosure hereunder shall be commenced by Trustee or Mortgagee, Trustee or Mortgagee may at any time before the sale of the Mortgaged Property abandon the sale, and may institute suit for the collection of the Obligations and for the foreclosure of this Mortgage, or in the event that Trustee or Mortgagee should institute a suit for collection of the Obligations, and for the foreclosure of this Mortgage, Mortgagee may at any time before the entry of final judgment in said suit dismiss the same and require Trustee or Mortgagee to sell the Mortgaged Property in accordance with the provisions of this Mortgage.
(k) To the extent the Mortgaged Property is located in the State of California the following provisions shall apply:
(i) Mortgagee shall notify Trustee and shall deposit with Trustee this Mortgage and the Note and such receipts and evidence of expenditures made and secured hereby as Trustee may require. Upon receipt of such notice from
Mortgagee, Trustee shall cause to be recorded, published and delivered to Grantor such notice of default and notice of sale as then required by law and by this Mortgage. Trustee shall, without demand on Grantor, after lapse of such time as may then be required by law and after recordation of such notice of default and after notice of sale having been given as required by law, sell the Mortgaged Property at the time and place of sale fixed by it in said notice of sale, either as a whole, or in separate lots or parcels or items as Mortgagee shall determine, and in such order as Mortgagee may determine, at public auction to the highest bidder for cash in lawful money of the United States payable at the time of sale.
(ii) Any Person, including, without limitation, Grantor, Trustee or Mortgagee, may purchase the Mortgaged Property at a sale provided for in Section 5.03
(iii) Mortgagee may rescind any notice of default provided for in
Section 5.03(b) at any time before Trustee's sale by executing a notice of rescission and recording the same. The recordation of such notice shall constitute a cancellation of any prior declaration of default and demand for sale and of any acceleration of maturity of Indebtedness affected by any prior declaration or notice of default. The exercise by Mortgagee of the right of rescission shall not constitute a waiver of any default then existing or subsequently occurring, or impair the right of Mortgagee to execute other declarations of default and demand for sale, or notices of default and of election to cause the Mortgaged Property to be sold, nor otherwise affect the Note or this Mortgage, or any of the rights, obligations or remedies of Mortgagee or Trustee hereunder.
SECTION 5.04. Expenses. In any proceeding, judicial or otherwise, to foreclose this Mortgage or enforce any other remedy of Trustee or Mortgagee under the Loan Documents, there shall be allowed and included as an addition to and a part of the Obligations in the decree for sale or other judgment or decree all expenditures and expenses which may be paid or incurred in connection with the exercise by Trustee or Mortgagee of any of its rights and remedies provided or referred to in Section 5.02, or any comparable provision of any other Loan Document, together with interest thereon at the rate and as provided in the Credit Agreement, and the same shall be part of the Obligations and shall be secured by this Mortgage.
SECTION 5.05. Application of Proceeds. The purchase money,
proceeds or avails of any sale referred to in Section 5.02, together with any other sums which may be held by Trustee or Mortgagee hereunder, whether under the provisions of this Article
V or otherwise, shall, except as herein expressly provided to the contrary, be applied as follows:
First: To the payment of the costs and expenses of any such sale, including compensation to Trustee, Mortgagee, their agents and counsel, and of any judicial proceeding wherein the same may be made, and of all expenses, liabilities and advances made or incurred by Trustee or Mortgagee hereunder, together with interest thereon as provided herein, and all Impositions and other charges, except any Impositions or other charges subject to which the Mortgaged Property shall have been sold.
Second: To the payment in full of the monetary Obligations (including principal, interest, premium and fees) in such order as Mortgagee may elect.
Third: To the payment of any other sums secured hereunder or required to be paid by Grantor pursuant to any provision of the Loan Documents.
Fourth: To the extent permitted by applicable law, to be set aside by Trustee or Mortgagee as adequate security in its judgment for the payment of sums which would have been paid by application under clauses First through Third above to Trustee or Mortgagee, arising out of an obligation or liability with respect to which Grantor has agreed to indemnify Mortgagee, but which sums are not yet due and payable or liquidated.
Fifth: To the payment of any withholding tax requirements of the Foreign Investment in Real Property Tax Act of 1980, as amended.
Sixth: To the payment of the surplus, if any, to whomsoever may be lawfully entitled to receive the same.
To the extent the Mortgaged Property is located in the State of California, clause Fourth above shall not apply.
SECTION 5.06. Additional Provisions as to Remedies. (a) No delay or omission by Trustee or Mortgagee to exercise any right or remedy hereunder upon any default or Event of Default shall impair such exercise, or be construed to be a waiver of any such default or Event of Default.
(b) The failure, refusal or waiver (by consent, waiver or otherwise) of Trustee or Mortgagee to assert any right or remedy hereunder upon any default or Event of Default or other occurrence shall not be construed as waiving such right or remedy upon any other or subsequent default or Event of Default or other occurrence.
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(c) Neither Trustee nor Mortgagee shall have any obligation to pursue any rights or remedies it may have under any other
agreement prior to pursuing its rights or remedies hereunder or under the other Loan Documents.
(d) Acceptance of any payment after the occurrence of any default or Event of Default shall not be deemed a waiver or a cure of such default or Event of Default, and acceptance of any payment less than any amount then due shall be deemed an acceptance on account only.
(e) In the event that Trustee or Mortgagee shall have proceeded to enforce any right or remedy hereunder by foreclosure, sale, entry or otherwise, and such proceeding shall be discontinued, abandoned or determined adversely for any reason, then Grantor and Mortgagee shall be restored to their former positions and rights hereunder with respect to the Mortgaged Property, subject to the lien hereof.
Each right of Trustee or Mortgagee provided for in this Mortgage shall be cumulative and shall be in addition to every other right provided for in this Mortgage or now or hereafter existing at law or in equity, by statute or otherwise, and the exercise by Trustee or Mortgagee of any one or more of such rights shall not preclude the simultaneous or later exercise by Trustee or Mortgagee of any other such right.
SECTION 5.07. Waiver of Rights and Defenses. To the full extent Grantor may lawfully do so, Grantor agrees with Mortgagee as follows:
(a) Grantor will not claim or take the benefit of any statute or rule of law now or hereafter in force providing for any appraisement, valuation, stay, extension, moratorium or redemption, or of any statute of limitations, and Grantor, for itself and its heirs, devisees, representatives, successors and assigns, and for any and all persons ever claiming an interest in the Mortgaged Property (other than Mortgagee and Trustee), hereby waives and releases all rights of redemption, valuation, appraisement, notice of intention to mature or declare due the whole of the Obligations, and all rights to a marshaling of the assets of Grantor, including the Mortgaged Property, or to a sale in inverse order of alienation, in the event of foreclosure of the liens and security interests created hereunder.
(b) Grantor shall not have or assert and hereby waives any right under any statute or rule of law pertaining to any of the matters set forth in subsection (a) of this Section 5.07, to the administration of estates of decedents or to any other matters whatsoever to defeat, reduce or affect any of the rights or remedies of Trustee or
Mortgagee hereunder.
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SECTION 5.08. Exercise by Trustee. Notwithstanding anything herein to the contrary, Trustee (a) shall not exercise, or waive the exercise of, any of its rights or remedies hereunder (other than its right to reimbursement) except upon the request of Mortgagee, and (b) shall exercise, or waive the exercise of, any or all of such rights or remedies upon the request of Mortgagee and at the direction of Mortgagee as to the manner of such exercise or waiver, provided that Trustee shall have the right to decline to follow any of such request or direction if Trustee shall be advised by counsel that the action or proceeding, or manner thereof, so directed may not lawfully be taken or waived.
                            ARTICLE VI
                          Release of Lien
SECTION 6.01. Release of Lien. If(i) all of the Obligations have been paid in full or (ii) Grantor shall have satisfied all of the terms and conditions set forth in Section 8.01 of the Credit Agreement with respect to the Mortgaged Property, then, and only in such events, all rights and obligations hereunder (except for the rights and obligations set forth in Section 3.03 and the indemnities provided in the Loan Documents) shall terminate and the Mortgaged Property shall become wholly released and cleared of the liens, security interests, conveyances and assignments evidenced hereby. In such event Beneficiary shall, at the request of Grantor, execute and deliver to Grantor, in recordable form, all such documents as shall be necessary to release the Mortgaged Property, or a portion thereof, from the liens, security interests, conveyances and assignments created or evidenced
hereby. Notwithstanding anything in the preceding sentence to the contrary, Trustee shall so release the Mortgaged Property only upon the direction of Beneficiary. Any release of the Mortgaged Property pursuant to Section 8.01 of the Credit Agreement shall be effective only with respect to the applicable Property.
                            ARTICLE VII
                       Additional Provisions
SECTION 7.01. Provisions as to Payments, Advances. To the extent that any part of the Obligations is used to pay indebtedness secured by any Permitted Encumbrance or other outstanding lien, security interest, charge or prior encumbrance against the Mortgaged Property or to pay in whole or in part the purchase price therefor, Trustee or Mortgagee shall be subrogated to any and all rights, security interests and liens held by any owner or holder of the same, whether or not the same are released. Grantor agrees that, in consideration of such payment by Trustee or Mortgagee, effective upon such payment Grantor shall and hereby does waive and release all demands, defenses and causes of action for offsets and payments with respect to the same.
SECTION 7.02. Separability. If all or any portion of any provision of this Mortgage or any other Loan Documents shall be held to be invalid, illegal or unenforceable in any respect or in any jurisdiction, then such invalidity, illegality or unenforceability shall not affect any other provision hereof or thereof, and such provision shall be limited and construed in such jurisdiction as if such invalid, illegal or unenforceable provision or portion thereof were not contained herein or therein.
SECTION 7.03. Notices. (a) Any notice, demand, consent, approval, direction, agreement or other communication (any "Notice")
required or permitted hereunder or under any other documents evidencing or securing the Note shall be in writing and shall be validly given if mailed by United States mail, certified mail, return receipt requested, postage prepaid, addressed as follows to the person entitled to receive the same:
(1) If to Grantor:
Emeritus Properties III, Inc.
c/o Emeritus Corporation
3131 Elliott Avenue, Suite 500
Seattle, Washington 98121
Attention: Chief Financial Officer
and a copy to:
Emeritus Corporation
3131 Elliott Avenue, Suite 500
Seattle, Washington 98121 Attention: General Counsel
(2) If to Mortgagee:
Deutsche Bank AG, New York Branch
31 West 52nd Street
New York, New York 10019 A
Attention: General Counsel
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
(3) If to Trustee, to the extent that the Mortgaged Property is located in the States of California, Idaho, Montana or Nevada at the address first above written for each Trustee.
Any Notice shall be deemed to have been validly given hereunder when so mailed. Any person shall have the right to specify, from time to time, as its address or addresses for purposes of this Mortgage, any other address or addresses upon giving three (3) days' notice thereof to each other person then entitled to receive notices or other instruments hereunder.
(b) For the purposes of California Civil Code Section 3097:
(i) The name and address of the Lender is Deutsche Bank AG, New York Branch, 31 West 52"d Street, New York, New York 10019.
(ii) The name and address of the owner of the Real Property is the name and address of Grantor in Section 7.03(a).
(iii) The legal description of the Real Property and the street address, if known, are set forth in Exhibit A attached hereto and made a part hereof.
SECTION 7.04. Right to Deal. In the event that ownership of the Mortgaged Property becomes vested in a person other than Grantor, Trustee and Mortgagee may, without notice to Grantor, deal with such successor or successors in interest with reference to this Mortgage or the Obligations in the same manner as with Grantor, without in any way vitiating or discharging Grantor's liability hereunder or for the payment of the Obligations or being deemed a consent to such vesting.
SECTION 7.05. Continuation of Lease. (a) Upon the foreclosure of the lien created hereby on the Mortgaged Property, as herein provided, any leases then existing shall not be destroyed or terminated as a result of such foreclosure unless Mortgagee or any purchaser at a foreclosure sale shall so elect by notice to the lessee in question.
(b) If both the lessor's and the lessee's interest under any lease which constitutes a part of the Premises shall at any time become vested in any one person, this Mortgage and the lien and security interest created hereby shall not be destroyed or terminated by the application of the doctrine of merger and, in such event, Trustee and Mortgagee shall continue to have and enjoy all of the rights and privileges of Trustee and Mortgagee hereunder as to each separate estate.
(c) In the event that Grantor acquires the fee or any other interest in any portion of the Land that is presently leased to Grantor, such interest shall, immediately upon such acquisition, become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by Grantor and specifically described herein, without need for the delivery and/or recording of a supplement to this Mortgage or any other instrument.
SECTION 7.06. Applicable Law. This Mortgage shall be governed by, and construed in accordance with, the internal law of the State in which the Mortgaged Property is located without regard to principles of conflicts of laws, except that the internal laws of the State of New York (without regard to principles of conflicts of laws) shall govern (i) those terms and conditions contained in the Note and the Credit Agreement which are incorporated by reference herein and (ii) the resolution of issues arising under the Note and the Credit Agreement to the extent that such resolution is necessary to the interpretation of this Mortgage.
SECTION 7.07. Sole Discretion of Trustee and Mortgagee. (a) Whenever Trustee's or Mortgagee's judgment, consent or approval is required hereunder for any matter, or either shall have an option or election hereunder, such judgment, the decision whether or not to consent to or approve the same or the exercise of such option or election shall be in the sole discretion of Trustee or Mortgagee, as the case may be.
(b) Notwithstanding anything contained herein to the contrary, in the event that Trustee or Mortgagee fails or refuses to grant consent or approval when required hereunder or under any other
Loan Document for any matter, the parties agree that the remedy of specific performance shall be the sole remedy of Grantor with respect to such actions and Trustor hereby waives all claims for damages with respect thereto, unless a final nonappealable judgment has been rendered against Mortgagee finding that
Mortgagee had acted in bad faith.
SECTION 7.08. Provisions as to Covenants and Agreements. All of Grantor's covenants and agreements hereunder shall run with the land and time is of the essence with respect thereto.
SECTION 7.09. Matters to be in Writing. This Mortgage cannot be altered, amended, modified, terminated, waived, released or discharged except in a writing signed by the party against whom enforcement is sought.
SECTION 7.10. Submission to Jurisdiction. Without limiting the right of Mortgagee to bring any action or proceeding against the undersigned or its property arising out of or relating to the Obligations (an "Action") in the courts of other jurisdictions, Grantor hereby irrevocably submits to the jurisdiction of the state court or Federal court in each jurisdiction in which the Mortgaged Property is located, and Grantor hereby irrevocably agrees that any Action may be heard and determined in such state or federal court. Grantor hereby irrevocably waives, to the
fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of any Action in the jurisdiction. Grantor hereby irrevocably agrees that the summons and complaint or any other process in any Action in any jurisdiction may be served by mailing to any of the addresses set forth herein or by hand delivery to a person of suitable age and discretion at any such address. Such service will be complete on the date such process is so mailed or delivered.
SECTION 7.11. Construction of Provisions. The following rules of construction shall be applicable for all purposes of this Mortgage and all documents or instruments supplemental hereto, unless the context otherwise requires:
(a) All references herein to numbered Articles or Sections or to lettered Exhibits are references to the Articles and Sections hereof and the Exhibits annexed to this Mortgage, unless expressly otherwise designated in context. All Article, Section and Exhibit captions herein are used for reference only and in no way limit or describe the scope or intent of, or in any way affect, this Mortgage.
(b) The terms "include", "including" and similar terms shall be construed as if followed by the phrase "without being limited to".
(c) The terms "Land", "Leased Land", "Leasehold Estate",
"Improvements" ,
"Equipment", "Mortgaged Property" and "Premises" shall be
construed as if followed by the phrase "or any part thereof'.
(d) The term "Obligations" shall be construed as if followed by the phrase "or any other sums secured hereby, or any part
thereof'.
(e) Words of masculine, feminine or neuter gender shall mean and include the correlative words of the other genders, and words importing the singular number shall mean and include the plural number, and vice versa.
The term "person" shall include natural persons, firms,
partnerships ,
corporations and any other public and private legal entities.
(g) The term "provisions", when used with respect hereto or to any other document or instrument, shall be construed as if preceded by the phrase "terms, covenants, agreements, requirements, conditions and/or".
(h) The cover page of and all recitals set forth in, and all Exhibits to, this Mortgage are hereby incorporated in this Mortgage.
(i) All obligations of Grantor hereunder shall be performed and satisfied by or on behalf of Grantor at Grantor's sole cost and expense.
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
(j) The term "lease" shall mean "tenancy, subtenancy, lease or sublease", the term "lessor" shall mean "landlord, sublandlord, lessor and sublessor" and the term
"lessee" shall mean "tenant, subtenant, lessee and sublessee".
(k) No inference in favor of or against any party shall be drawn from the fact that such party has drafted any portion hereof.
(1) The term "Mortgagee and/or Trustee" shall be construed as if followed by the phrase "as applicable".
SECTION 7.12. Successors and Assigns. The provisions hereof shall be binding upon Grantor and the heirs, devisees, representatives, successors and permitted assigns of Grantor, including successors in interest of Grantor in and to all or any part of the Mortgaged Property, and shall inure to the benefit of Trustee, Mortgagee, the holders of the Obligations and their respective heirs, successors, legal representatives, substitutes and assigns. Where two or more persons have executed this Mortgage, the obligations of. such persons shall be joint and several.
SECTION 7.13. Counterparts. This Mortgage may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.
SECTION 7.14. Agency. Mortgagee may deal with the Mortgaged Property and may issue, or instruct Trustee to issue, as applicable, any release to be given hereunder pursuant to Section
4.02 or 6.01 or grant any consent or approval or take any other action, or instruct Trustee to take any other action, as applicable, required or permitted hereunder, without reference to or the approval of the holders of the Obligations and any third party (including any title insurance company issuing a title insurance policy, or a commitment to issue a title insurance policy, in connection with the Mortgaged Property) may conclusively rely on the due authority of Mortgagee (or Trustee, if so instructed by Mortgagee) to do any or all of the foregoing.
SECTION 7.15. The Security Agreement. In the event that a valid and enforceable security interest has been created in any of the Mortgaged Property under the terms of the Security Agreement (as defined in the Credit Agreement) and the terms of the Security Agreement are inconsistent with the terms of this Mortgage, then with respect to such Mortgaged Property, the terms of the Security Agreement shall be controlling in the case of Equipment and proceeds of insurance policies and the terms of this Mortgage shall be controlling in all other cases.
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
SECTION 7.16. Inapplicable Provisions. If any term, covenant or condition of this Deed of Trust is held to be invalid, illegal or unenforceable in any respect, this Deed of Trust shall be construed without such provision.
                           ARTICLE VIII
                     Provisions as to Trustee
SECTION 8.01. Trustee's Appointment. Trustee may resign by an instrument in writing addressed to Mortgagee, or Trustee may be removed at any time with or without cause by an instrument in writing executed by Mortgagee. In case of the death, resignation, removal or disqualification of Trustee or if for any reason Mortgagee shall deem it desirable to appoint a substitute or successor Trustee to act instead of Trustee herein named or any substitute or successor Trustee, then Mortgagee shall have the right and is hereby authorized and empowered to appoint a successor Trustee, or a substitute Trustee, without other
formality than appointment and designation in writing executed by Mortgagee, and the authority hereby conferred shall extend to the appointment of other successor and substitute Trustees successively until the Obligations have been paid in full or until the Mortgaged Property is sold hereunder. Such appointment and designation by Mortgagee shall be full evidence of the right and authority to make the same and of all facts therein recited. If Mortgagee is a corporation or a national banking association and such appointment is executed in its behalf by an officer of such corporation or national banking association, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation or national banking association. Upon the making of such appointment and designation, all of the estate and title of Trustee in the Mortgaged Property shall vest in the named successor or substitute Trustee and it shall thereupon succeed to and shall hold, possess and execute all the rights, powers, privileges, immunities and duties herein conferred upon Trustee; but, nevertheless, upon the written request of Mortgagee or of the successor or substitute Trustee, Trustee ceasing to act shall execute and deliver an instrument transferring to such successor or substitute Trustee all of the estate and title in the Mortgaged Property of Trustee so ceasing to act, together with all the rights, powers, privileges, immunities and duties herein conferred upon Trustee, and shall duly assign, transfer and deliver any of the properties and moneys held by said Trustee hereunder to said successor or substitute Trustee. All references herein to Trustee shall be deemed to refer to Trustee (including any successor or substitute appointed and designated as herein provided) from time to time acting hereunder. Except as otherwise required by applicable law, Trustee shall not perform any act or omit to act hereunder unless, prior to such act or omission, Mortgagee delivers to Trustee direction to so act or omit to act. Grantor hereby ratifies and confirms any and all acts which Trustee herein named or its successor or successors, substitute or substitutes, in this trust, shall do lawfully by virtue hereof.
SECTION 8.02. Exculpation. Trustee shall not be liable for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee's gross negligence or willful misconduct. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by it hereunder, believed by it in good faith to be genuine. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by it hereunder.
                            ARTICLE IX
                        Notices of Default
SECTION 9.01. Notices of Default. To the extent that the Mortgaged Property is located in the State of California, Grantor hereby requests that a copy of any Notice of Default and/or Notice of
Sale be sent to Grantor at Grantor's address set forth in Section
7.03 hereof.
                             ARTICLE X
                          Fixture Filing
SECTION 10.01. Fixture Filing. A portion of the Mortgaged Property is or is to become fixtures upon the Premises. To the extent permitted by applicable law, Grantor covenants and agrees that the filing of this Mortgage in the real estate records of the county in which the Mortgaged Property is located shall also operate from the time of filing as a fixture filing with respect to all goods constituting part of the Mortgaged Property which are or are to become fixtures related to the real estate described herein. For such purpose, the following information is set forth:
(a) Name and Address of Debtor:
Emeritus Properties In, Inc.
c/o Emeritus Corporation,
3131 Elliott Avenue, Suite 500,
Seattle, Washington 98121
(b) Name and Address of Secured Party:
Deutsche Bank AG, New York Branch,
31 West 52nd Street,
New York, New York 10019
(c) This document covers goods which are or are to become
fixtures.
(d) The real property on which the fixtures are or may be located is described on Exhibit A.
(e) Grantor is the record owner of the real property.
(f) The fixture filing is to be recorded in the records of the county where the real property is located.
                            ARTICLE XI
                      State Specific Clauses
SECTION 11.01. Washington. Grantor hereby represents and
warrants that, to the extent the Mortgaged Property is located in the State of Washington, no part or portion of the Mortgaged Property is used principally for agricultural or farming purposes.
SECTION I 1.02. Iowa. Grantor hereby represents and warrants that, to the extent the Mortgaged Property is located in the State of Iowa, none of the collateral for the Loan constitutes and none of the Loan proceeds will be used to purchase:
(a) real property which is a single-family or a two-family
dwelling occupied or to be occupied by the Grantor; or
(b) agricultural products or property used for an agricultural purpose as defined in Iowa Code Section 535.13; or
(c) agricultural land as defined in Iowa Code Section 9H.1; or
(d) property used for an agricultural purpose as defined in Iowa Code Section 570.A.1(2).
SECTION 11.03. Idaho. Grantor hereby represents and warrants that, to the extent the Mortgaged Property is located in the State of Idaho, the Mortgaged Property consists of forty (40) acres or less or is situated within an incorporated city.
SECTION 11.04. California. (a) Grantor hereby represents and warrants that, to the extent the Mortgaged Property is located in the State of California, no position of the proceeds of the Loan shall be used by Grantor to finance the purchase or construction of real
                                43
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property containing four (4) or fewer residential units on which four (4) or fewer residential units are to be constructed.
This Mortgage covers certain goods which are to become fixtures related to the Land and constitutes a fixture filing in accordance with Section 9313 of the California Uniform Commercial Code, with respect to such goods, executed by Grantor as debtor in favor of Mortgagee as secured party.
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IN WITNESS WHEREOF, the undersigned has executed this Mortgage the day first set forth above.
Signed, sealed and delivered in the presence of the following witnesses:
/s/ Barbara Penton
Name:
Address:
/s/ Susan Griffin
Name:
Address:
PLEASE BE ADVISED THAT ORAL AGREEMENTS OR ORAL
COMMITMENTS TO LOAN MONEY. EXTEND CREDIT OR FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW. EMERITUS PROPERTIES III, Inc.,
a Washington c rporation
By: /s/ Kelly J. Price
Name: Kelly J. Price
Title: Vice President
Address: 3131 Elliott Avenue
Suite 500
Seattle, WA 98121

STATE OF WASHINGTON
COUNTY OF KING
ss.
I certify that I know or have satisfactory evidence that Kelly Price is the person who appeared before me, and said person acknowledged that said person signed this instrument, on oath stated that said person was authorized to execute the instrument and acknowledged it as the Vice President of Emeritus III, Inc., a Washington corporation, to be the free and voluntary act of such corporation for the uses and purposes mentioned in the instrument. Dated this 30th day of June, 1998.
/s/ Amanda Ray
(Signature of Notary)
Notary public in and for the state of Washington, residing at
Seattle.
My appointment expires 01-05-02